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                DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC.

                            CERTIFICATE OF CORRECTION


         Delaware Group Global & International Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 1-207 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

         FIRST: This Certificate of Correction corrects Articles Supplementary to Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on December 27, 1994 (the "Articles Supplementary").

         SECOND: The only party to the Articles
Supplementary is the Corporation.

         THIRD: A. As filed, Article SECOND of the
Articles Supplementary states:

         SECOND: The shares of the Global Bond Fund B Class and the Global Assets Fund B Class (each referred to herein as a "B Class") shall represent proportionate interests in the same portfolio of investments as the shares of, respectively, the Global Bond Fund A Class and the Global Bond Fund Institutional Class and the Global Assets Fund A Class and the Global Assets Fund Institutional Class of the Corporation. The shares of a B Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Global Bond Fund A Class and Global Bond Fund Institutional Class and the Global Assets Fund A Class and Global Assets Fund Institutional Class, respectively, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereafter set forth:

         1. The dividends and distributions of investment income and capital gains with respect to a B Class of shares of Common Stock of the respective Series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect


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         to the other classes of Common Stock of that Series of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of each Series among its three classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any existing or future order or any rule or interpretation under the Investment Company Act of 1940, as amended, that modifies or supersedes such order;

         2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of a B Class shares shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the B Class shares of that Series, including without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (a "Distribution Plan") applicable to that B Class and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to the existing classes of Common Stock of the respective Series or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the B Class shares.

         3. (a) Other than shares described in paragraph (3)(b) herein, each share of the Global Bond Fund B Class and the Global Assets Fund B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of, respectively, the Global Bond Fund A Class and the Global Assets Fund A Class on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of the B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of the B Class, as such prospectus may be amended


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         from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any shares of the B Class acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the B Class shall mean (i) in the case of a share of the B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the B Class, or (ii) in the case of a share of the B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

         (b) Each share of a B Class (i) purchased through the automatic reinvestment of a dividend or distribution with respect to that B Class or the corresponding B Class of any other investment company or any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on


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         the part of the holder, into shares of the Global Bond Fund A Class in the case of shares of the Global Bond Fund B Class or the Global Assets Fund A Class in the case of shares of the Global Assets Fund B Class. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the B Class, as such prospectus may be amended from time to time.

         (c) The number of shares of the Global Bond Fund A Class and the Global Assets Fund A Class, as the case may be, into which a share of a B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of such B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Global Bond Fund A Class or the Global Assets Fund A Class, as the case may be, for purposes of sales and redemption thereof on the Conversion Date.

         (d) On the Conversion Date, the shares of a B Class converted into shares of the Global Bond Fund A Class or the Global Assets Fund A Class, as the case may be, will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of the Global Bond Fund A Class or the Global Assets Fund A Class into which the shares of the B Class have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the B Class, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the Global Bond Fund A Class or the Global Assets Fund A Class resulting from the conversion need not be issued


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         until certificates representing shares of the relevant B Class converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

         (e) The automatic conversion of a B Class into the Global Bond Fund A Class or the Global Assets Fund A Class, as the case may be, as set forth in paragraphs 3(a) and 3(b) of this Article SECOND shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to the B Class does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the B Class does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the B Class, as such prospectus may be amended from time to time, is not satisfied.

         (f) The automatic conversion of a B Class into the Global Bond Fund A Class or the Global Assets Fund A Class, as the case may be, as set forth in paragraphs 3(a) and 3(b) hereof may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the B Class on any Distribution Plan with respect to, as relevant, the Global Bond Fund A Class or the Global Assets Fund A Class and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the B Class with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

         B. Article SECOND of the Articles Supplementary, as corrected, states:

         SECOND: The shares of the Global Bond Fund B Class and the Global Assets Fund B Class (each referred to herein as a "B Class") shall represent proportionate interests in the same portfolio of investments as the shares of, respectively, the Global Bond Fund A Class


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         and the Global Bond Fund Institutional Class and the Global Assets Fund
         A Class and the Global Assets Fund Institutional Class of the Corporation. The shares of a B Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Global Bond Fund A Class and Global Bond Fund Institutional Class and the Global Assets Fund A Class and Global
         Assets Fund Institutional Class, respectively, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereafter set forth:

         1. The dividends and distributions of investment income and capital gains with respect to a B Class of shares of Common Stock of the respective Series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to the other classes of Common Stock of that Series of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of each Series among its three classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the orders, as applicable, dated April 10, 1987 and September 6, 1994 (Investment Company Act of 1940 Release Nos. 15675 and 20529) issued by the Securities and Exchange Commission, and any existing or future order or any rule or interpretation under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders;

         2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of a B Class shares shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the B Class shares of that Series, including without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (a "Distribution Plan") applicable to that B Class and (ii) no voting rights with


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         respect to the provisions of any Distribution Plan applicable to the existing classes of Common Stock of the respective Series or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the B Class shares.

         3. (a) Other than shares described in paragraph (3)(b) herein, each share of the Global Bond Fund B Class and the Global Assets Fund B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of, respectively, the Global Bond Fund A Class and the Global Assets Fund A Class on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of the B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus of the B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any shares of the B Class acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of the B Class shall mean (i) in the case of a share of the B Class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of the B Class, or (ii) in the case of a share of the B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance


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         of the share of the eligible investment company to which the holder originally subscribed.

         (b) Each share of a B Class (i) purchased through the automatic reinvestment of a dividend or distribution with respect to that B Class or the corresponding B Class of any other investment company or any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Global Bond Fund A Class in the case of shares of the Global Bond Fund B Class or the Global Assets Fund A Class in the case of shares of the Global Assets Fund B Class. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the B Class, as such prospectus may be amended from time to time.

         (c) The number of shares of the Global Bond Fund A Class and the Global Assets Fund A Class, as the case may be, into which a share of a B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of such B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Global Bond Fund A Class or the Global Assets Fund A Class, as the case may be, for purposes of sales and redemption thereof on the Conversion Date.


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         (d) On the Conversion Date, the shares of a B Class converted into shares of the Global Bond Fund A Class or the Global Assets Fund A Class, as the case may be, will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of the Global Bond Fund A Class or the Global Assets Fund A Class into which the shares of the B Class have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the B Class, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the Global Bond Fund A Class or the Global Assets Fund A Class resulting from the conversion need not be issued until certificates representing shares of the relevant B Class converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

         (e) The automatic conversion of a B Class into the Global Bond Fund A Class or the Global Assets Fund A Class, as the case may be, as set forth in paragraphs 3(a) and 3(b) of this Article SECOND shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to the B Class does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the B Class does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the B Class, as such prospectus may be amended from time to time, is not satisfied.

         (f) The automatic conversion of a B Class into the Global Bond Fund A Class or the Global Assets Fund A Class, as the case may be, as set forth in paragraphs 3(a) and 3(b) hereof may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act


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         of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the B Class on any Distribution Plan with respect to, as relevant, the Global Bond Fund A Class or the Global Assets Fund A Class and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the B Class with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

         IN WITNESS WHEREOF, Delaware Group Global & International Funds, Inc. has caused this Certificate of Correction to be signed in its name and on its behalf this 28th day of December, 1994.

         DELAWARE GROUP GLOBAL &
         INTERNATIONAL FUNDS, INC.



         By: /s/ Eric E. Miller
            ---------------------
            Eric E. Miller
            Vice President


ATTEST:



/s/ Richelle S. Maestro
------------------------
Richelle S. Maestro
Assistant Secretary


         THE UNDERSIGNED, Vice President of DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC., who executed on behalf of the said Corporation the foregoing Certificate of Correction, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Certificate of Correction to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

         /s/ Eric E. Miller
         --------------------
         Eric E. Miller
         Vice President